UNIROYAL TECHNOLOGY CORPORATION
                              LONG TERM GROWTH PLAN

                         (as amended to August 3, 2000)

                                    Article I
                              Establishment of Plan

         Uniroyal Technology Corporation adopts this unfunded supplemental executive retirement plan effective as of October 1, 1998, as amended effective March 10, 2000 and May 19, 2000, to be known as the Uniroyal Technology Corporation Long Term Growth Plan, hereinafter referred to as the "Plan."

                                   Article II
                                   Definitions

         As used within this document, the following words and phrases have the meanings described in this Article II unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

2.1 "Beneficiary" means an individual or entity designated by a Participant in accordance with Section 11.6.

2.2 "Board" or "Board of Directors" means the Board of Directors of the Corporation.

2.2A     "Change of control of the Corporation" means

         (1) Any Person is or becomes the "beneficial owner" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

         (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (c) or (d) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest) cease for any reason to constitute a majority thereof; or

         (3) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining or outstanding or by being converted into voting securities of the surviving entity or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity (or parent entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

         (4) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)."

2.3 "Code" means the Internal Revenue Code of 1986. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

2.4      "Corporation" or "Company" means Uniroyal Technology Corporation.

2.5 "Disability" means a total and permanent disability as defined in the Corporation's Long Term Disability Plan. The existence of a Disability shall be determined by the Corporation on the advice of a physician chosen by the Corporation.

2.6      "Effective Date" means October 1, 1998.

2.6A     "Initial  Participant"  means an  individual  specified in Article III,
         Section 3.1.

2.7      "IRS" means the Internal Revenue Service.

2.7A     "Normal Retirement  Benefit" means the benefit specified in Article IV,
         Section 4.1.

2.8 "Normal Retirement" and "Normal Retirement Date" mean the first day of the month coincident with or next following attainment of age 65 and the completion of ten (10) Years of Service for Participants elected for participation during the Plan's first year, as specified in Article III, Section 3.1. Future Participants must complete ten (10) Years of Participation for full benefit. For purposes of certain situations specified in Section 5.2 or Article VI, pro-rata benefits may be payable for period of Plan participation less than ten (10) years.

2.9 "Participant" means any individual who becomes eligible to participate in the Plan pursuant to Article III.

2.10     "Plan" means the Uniroyal Technology Corporation Long Term Growth Plan.

2.11 "Plan Administrator" - The Plan, unless otherwise provided in the Uniroyal Technology Corporation Long Term Growth Plan, shall be administered by the Vice President of Human Resources and Administration of the Company, subject to the overview of the President and Chairman of the Corporation. The decision of the President and Chairman on any matter arising under the Plan shall be final, conclusive and binding on all parties.

2.12 "Plan Year" means the period beginning October 1 and ending on September 30.

2.13 "President" and "Chairman" mean the president and chairman of the Company.

2.14 "Year of Employment" or "Year of Service" shall mean completed consecutive years of employment with Uniroyal Technology Corporation or its predecessor corporations.

2.15 "Years of Participation" means each full Plan Year during which a Participant is enrolled in the Plan.

                                   Article III
                                   Eligibility

3.1 The initial participants in this Plan are the following: Howard R. Curd, Robert L. Soran, George J. Zulanas, Jr., Oliver J. Janney, Martin
         J. Gutfreund, Gary M. Hess, Lawrence E. Bressler, and James T. Elgin. From time to time, additional key employees of the Corporation or a subsidiary or division thereof may be selected by the Board of Directors of the Corporation for participation in the Plan.


3.2      This  Plan  is  intended  to  qualify  as  a  plan  maintained  by  the
         Corporation   primarily   for  the   purpose  of   providing   deferred
         compensation for a select group of management or highly compensated employees. It is the intention of the Corporation and Participants that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   Article IV
                    Retirement, Death and Disability Benefits

4.1 Participants who have reached Normal Retirement will receive ten (10) years of Plan benefits. Certain executive officers of the Company who shall be designated by the Compensation Committee of the Board will receive an additional ten (10) years of plan benefits; the benefits for the second period of ten (10 ) years will be funded through an Insured Security Option Plan. The benefit amount will be set forth in the Enrollment Agreement, signed by the Vice President of Human Resources and the Participant.

4.2 If the Participant dies while employed by the Corporation, and is insured by a life insurance policy issued to the Corporation in connection with this Plan, the Corporation shall pay to the Participant's Beneficiary an immediate single sum distribution equal to the proceeds of such life insurance policy after recoupment by the Corporation of the premiums paid by the Corporation under such life insurance policy.

4.3 If the Participant suffers a Disability while employed by the Corporation, the Participant will be 100% vested in the benefit stated in the Enrollment Agreement and will receive the Plan benefit at Normal Retirement.

                                    Article V
                                     Vesting

5.1 A Participant's benefit shall be one hundred percent (100%) vested or nonforfeitable when the Participant has completed the requirements for Normal Retirement. Until a Participant has completed the requirements for Normal Retirement, the Participant shall be zero percent (0%) vested in the Participant's Account. Nevertheless, partial benefits may be payable as set forth below in Section 5.2 and Article VI. The extended benefits provided for in Section 4.1 are fully vested.

5.2      Partial benefits may be available under the following circumstances:

         o If the Participant is involuntarily terminated for any reason other than "for cause," and does not receive in excess of $50,000 per year from future employment or consulting activities, a benefit will be payable equal to the present value of the benefit payable at Normal Retirement Date, calculated (a) for Initial Participants, by multiplying the Normal Retirement Benefit by a fraction, the numerator of which is one and the denominator of which equals the number of years, rounded to the nearest integer, between the date of termination and the Normal Retirement Date and (b) for other Participants, by multiplying the Normal Retirement Benefit by the product of a fraction, the numerator is equal to Years of Participation and the denominator of which equals the number of years, rounded to the nearest integer, between the date on which such participant becomes a participant under the Plan and such participant's Normal Retirement Date, not to exceed 100% of the benefit payable under the life insurance policy maintained under this Plan after recoupment by the Company of all premiums paid under such life insurance policy. The Participant may elect to receive that benefit upon termination of employment or at his or her Normal Retirement Date under the Plan.

         o If the participant, under special circumstances approved by the President and Chairman of the Company, resigns from the Corporation with a recognized health problem, a benefit will be payable equal to the present value of the benefit payable at Normal Retirement Date, calculated (a) for Initial Participants, by multiplying the Normal Retirement Benefit by a fraction, the numerator of which is one and the denominator of which equals the number of years, rounded to the nearest integer, between the date of termination and the Normal Retirement Date and (b) for other Participants, by multiplying the Normal Retirement Benefit by the product of a fraction, the numerator is equal to Years of Participation and the denominator of which equals the number of years, rounded to the nearest integer, between the date on which such participant becomes a participant under the Plan and such participant's Normal Retirement Date, not to exceed 100% of the benefit payable under the life insurance policy maintained under this Plan after recoupment by the Company of all premiums paid under such life insurance policy. The Participant may elect to receive that benefit upon termination or at his or her Normal Retirement Date under the Plan

5.3 In the event of a change of control of the Corporation followed by a material diminution of the duties, compensation or employment benefits of a Participant prior to the Participant's Normal Retirement Date, Early Retirement by the Participant or other vesting pursuant to this
         Article V, the Participant shall become fully vested in the benefits under this Plan as of the first day of the calendar month in which such diminution became effective and the Corporation shall fully fund such benefits. For purposes of this Section, a "change in control" shall be deemed to have occurred if the conditions set forth in any one of the following situations shall have occurred:

         (1) Any Person is or becomes the "beneficial owner" within the meaning of Rule 1, 3d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

         (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in this Section 5.3 whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest) cease for any reason to constitute a majority thereof; or


         (3) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity (or parent entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Corporation's then outstanding securities; or


                                   Article VI
                                Early Retirement

         If the Participant, with the approval of the Chairman and the President of the Company, (1) elects early retirement, (2) would be fully vested other than not having reached the age of 65 and (3) does not receive in excess of $50,000 per year from future employment or consulting activities, a benefit will be payable equal to the pro rata portion of the Normal Retirement Benefit, calculated by multiplying the Normal Retirement Benefit by the product of (a) for Initial Participants, by multiplying the Normal Retirement Benefit by a fraction, the numerator of which is one and the denominator of which equals the number of years, rounded to the nearest integer, between the date of termination and the Normal Retirement Date and (b) for other Participants, by multiplying the Normal Retirement Benefit by the product of a fraction, the numerator is equal to Years of Participation and the denominator of which equals the number of years, rounded to the nearest integer, between the date on which such participant becomes a participant under the Plan and such participant's Normal Retirement Date, not to exceed 100% and the benefit payable under the life insurance policy maintained under this Plan. The Participant may elect to receive that benefit upon termination or at his or her Normal Retirement Date under the Plan. In order to continue to receive the benefit under this provision, the Participant will, not later than September 1 of each year in which a benefit is payable, deliver or cause to be delivered to the Vice President, Human Resources and Administration of the Company or equivalent officer of the Company, a copy of the first page of such Participant's federal income tax return for the preceding year.

                                   Article VII
                                    Accounts

         The Plan constitutes a mere promise by the Corporation to make the benefit payments in the future. The Plan shall not hold any actual funds or assets. The right of any individual or entity to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Corporation. Any liability of the Corporation to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Corporation, the Board of Directors of the Corporation nor any individual or entity shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant, former Participant, Beneficiary, or any other individual or entity. In no event shall the Corporation, or any successor to the Corporation, employee, officer, director, or stockholder of the Corporation be liable to any individual or entity on account of any claim arising by reason of the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment thereunder.

                                  Article VIII
                               Plan Administration

         The Plan shall be administered by the Vice President of Human Resources of the Corporation, and the Corporation may designate an agent to perform the record keeping duties. The Corporation will construe and interpret the Plan, including disputed and doubtful terms and provisions and, in its sole discretion, decide all questions of eligibility and determine the amount, manner and time of payment of benefits under the Plan. The determinations and interpretations of the Corporation will be consistently and uniformly applied to all
         Participants and Beneficiaries, including but not limited to interpretations and determinations of amounts due under this Plan, and shall be final and binding on all parties. The Plan at all times shall be interpreted and administered as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any Participant or Beneficiary any right in any asset of the
         Corporation which is a right greater than the right of a general unsecured creditor of the Corporation.


                                   Article IX
                            Nonalienation of Benefits

         The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered, attached or garnished. Any attempt by a Participant, his or her Beneficiary, or any other individual or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, attach, garnish, charge or otherwise dispose of any right to benefits payable shall be void. The Corporation may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated, encumbered, attached or garnished. The benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, and neither the Plan Administrator, the Board of Directors, nor the Corporation shall be required to comply with the terms of such order in connection with this Plan. The withholding of taxes from Plan payments, the recovery of Plan overpayments of benefits made to a Participant or Beneficiary, the transfer of Plan benefit rights from the Plan to another plan, or the direct deposit of Plan payments to an account in a financial institution (if not actually a part of an arrangement constituting an assignment or alienation) shall not be construed as assignment or alienation under this Article IX.

                                    Article X
                            Amendment and Termination

         The Corporation reserves the right to amend, alter or discontinue this Plan at any time. Such action may be taken in writing by any officer of the Corporation who has been duly authorized by the Corporation to perform acts of such kind. However, no such amendment shall deprive any Participant or Beneficiary of any portion of any benefit which would have been payable had the Participant's employment with the Corporation terminated on the effective date of such amendment or termination. Notwithstanding the provisions of this Article X to the contrary, the Corporation may amend the Plan at any time, in any manner, if the Corporation determines any such amendment is required to ensure that the Plan is characterized as providing deferred compensation for a select group of management or highly compensated employees and as described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) or to otherwise conform the Plan to the provisions of any applicable law, including ERISA and the Code.

                                   Article XI
                               General Provisions

11.1 Any payment made in good faith in accordance with provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

11.2     This  Plan  does  not   constitute  a  contract  of   employment,   and
         participation in the Plan will not give any Participant the right to be retained in the employment of the Corporation.

11.3 The provisions of this Plan shall be binding upon the Corporation and its successors.

11.4 Each Participant entitled to benefits shall file with the Plan Administrator, in writing, any change of post office address. Any check representing payment and any communication addressed to a Participant or a former Participant at this last address filed with the Plan Administrator, or if no such address has been filed, then at his or her last address as indicated on the Corporation's records, shall be binding on such Participant for all purposes of the Plan, and neither the Plan Administrator nor the Corporation or other payer shall be obliged to search for or ascertain the location of any such Participant. If the Plan Administrator is in doubt as to the address of any Participant entitled to benefits or as to whether benefit payments are being received by a Participant, it shall, by registered mail addressed to such Participant at his last known address, notify such Participant that:

         (i) All unmailed and future Plan payments will be withheld until Participant provides the Plan Administrator with evidence of his or her continued life and his or her proper mailing address; and

         (ii) His or her right to any Plan payment shall, at the option of the Corporation, be canceled forever, if, at the expiration of five (5) years from the date of such mailing, he or she shall not have provided the Corporation with evidence of his or her continued life and proper mailing address.

11.5 Each Participant shall furnish to the Plan Administrator any information the Plan Administrator deems necessary for purposes of administering the Plan, and the payment provisions of the Plan are conditional upon the Participant's furnishing promptly such true and complete information as the Plan Administrator may request. Each Participant shall submit proof of his age when required by the Plan Administrator. The Plan Administrator will, if such proof of age is not submitted as required, use such information as is deemed by it to be reliable, regardless of the lack of proof, or the misstatement of the age of individuals entitled to benefits. Any notice or information which, according to the terms of the Plan or requirements of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Corporation at:

                         Uniroyal Technology Corporation
                       Two North Tamiami Trail, Suite #900
                             Sarasota, Florida 34236

11.6 Each Participant shall designate, by name, on election forms provided by the Plan Administrator, the Beneficiary(ies) who shall receive any benefits which might be payable after such Participant's death. A Beneficiary designation may be changed or revoked without such Beneficiary's consent at any time or from time to time in the manner as provided by the Plan Administrator, and the Plan Administrator shall have no duty to notify any individual or entity designated as a Beneficiary of any change in such designation which might affect such individual or entity's present or future rights. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to any remaining Beneficiary in that class of Beneficiaries, unless the Participant has designated that such amounts go to the lineal descendants of the deceased Beneficiary. If none of the designated primary Beneficiaries survive the Participant, and the Participant did not designate that payments would be payable to such Beneficiary's lineal descendants, amounts otherwise payable to such Beneficiaries shall be paid to any successor Beneficiaries designated by the Participant, or if none, to the Participant's spouse, or, if the Participant was not married at the time of death, the Participant's estate.

         No Participant shall designate more than five (5) simultaneous Beneficiaries, and if more than one (1) beneficiary is named,
         Participant   shall   designate  the  share  to  be  received  by  each
         Beneficiary. Despite the limitation on five (5) Beneficiaries, a Participant may designate more than five (5) Beneficiaries provided such Beneficiaries are the surviving spouse and children of the Participant. If a Participant designates alternative, successor, or contingent Beneficiaries, such Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent Beneficiaries. Any payment made under this Plan after the death of a Participant shall be made only to the Beneficiary or Beneficiaries designated pursuant to this Section.

11.7 Any claim for benefits must initially be submitted in writing to the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive notice from the Plan Administrator, in writing, setting forth the specific reasons for denial, with specific reference to applicable provisions of this Plan. Such notice shall be provided within ninety (90) days of the date the claim for benefits is received by the Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension will be provided to the claimant prior to the expiration of the initial 90-day period. The extension notification will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. Any such extension will not exceed 90 days. Any disagreements about such interpretations and construction may be appealed in writing by the claimant within sixty (60) days to the Plan Administrator. The Plan Administrator shall respond to such appeal within sixty (60) days, with a notice in writing fully disclosing its decision and its reasons. If no special circumstances require an extension of time to process the appealed claim, notification of the extension will be provided to the claimant prior to the commencement of the extension. Any such extension will be provided to the claimant prior to the commencement of the extension. Any such extension will not exceed 60 days. No member of the Board of Directors, of the Corporation or any subsidiary thereof shall be liable to any individual or entity for any action taken hereunder, except those actions undertaken with lack of good faith.

11.8 Any action required to be taken by the Board of Directors of the Corporation pursuant to the Plan provisions may be performed by a Committee of the Board to which the Board of Directors of the Corporation delegates the authority to take actions of that kind.

11.9 To the extent not superseded by the laws of the United States, the laws of the State of Florida shall be controlling in all matters relating to this Plan.

11.10 In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be interpreted and enforced as if such illegal and invalid provisions had never been set forth.

         IN WITNESS WHEREOF, Uniroyal Technology Corporation has adopted the foregoing instrument effective as of October 1, 1998 and amended it as of March 10, 2000, May 19, 2000 and August 3, 2000.

                         UNIROYAL TECHNOLOGY CORPORATION

                         ----------------------------------------
                         By: Vice President

                         ATTEST:_________________________________